Exhibit 8.2

DIRECT DIAL NUMBER E-MAIL ADDRESS

August 5, 2005

Chunghwa Telecom Co., Ltd.

21-3 Hsinyi Road

Section 1, Taipei,

Taiwan, Republic of China

Ladies and Gentlemen:

We have acted as U.S. counsel to Chunghwa Telecom Co., Ltd., a Taiwanese corporation (the “Company”), in connection with the preparation and filing by the Company with the Securities and Exchange Commission of the Registration Statement on Form F-3, under the Securities Act of 1933, as amended (the “Registration Statement”) with respect to the registration of common shares of the Company, par value NT$10 per share, to be offered in the form of American Depositary Shares as described in the Registration Statement.

In delivering this opinion letter, we have reviewed and relied upon the Registration Statement. We also have examined and relied upon originals, or duplicates or certified or conformed copies, of such records of the Company and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth herein. In such examination we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or conformed copies, and the authenticity of the originals of such latter documents.

LONDON	HONG KONG	TOKYO	LOS ANGELES	PALO ALTO

SIMPSON THACHER & BARTLETT LLP

August 5, 2005

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein and in the Registration Statement, we hereby confirm to you our opinion as set forth in the Registration Statement under the heading “Taxation—U.S. Federal Income Tax Considerations for U.S. Persons.”

We do not express any opinion herein concerning any law other than the federal income tax law of the United States.

We hereby consent to the filing of this opinion letter as Exhibit 8.2 to the Registration Statement and to the use of our name under the captions “Taxation—U.S. Federal Income Tax Considerations for U.S. Persons” and “Validity of Securities” in the Registration Statement.

Very truly yours,

/s/ SIMPSON THACHER & BARTLETT LLP

SIMPSON THACHER & BARTLETT LLP